Exhibit 99.1

SENSUS HEALTHCARE REPORTS SECOND QUARTER 2016 RESULTS

- Q2 revenues increased 49% year-over-year to $3.6 million

- Worldwide installed base increased to 247 units

-Successfully completed IPO on June 2nd; cash of $15.8 million, with no debt, at June 30, 2016

BOCA RATON, Fla. – August 4, 2016 – Sensus Healthcare, Inc. (NASDAQ: SRTS), a medical device company specializing in the treatment of non-melanoma skin cancers and other skin conditions, such as keloids, with superficial radiation therapy, today reported its financial results for the second quarter ended June 30, 2016.

Recent Business Highlights

•	Successfully completed Initial Public Offering on June 2, 2016 raising net proceeds of $10.4 million
•	Expanded sales team to 12 experienced employees during the quarter, with specializations in dermatology and radiation oncology
•	Sold 14 systems during the quarter, increasing worldwide installed base to 247 units as of June 30, 2016
•	Recognized by Frost and Sullivan with the 2016 Global Non-Melanoma Skin Cancer Therapy Technology Leadership Award

“In our first reporting period as a public company, we are excited to report strong results. In the second quarter of 2016, revenue increased year-over-year by 49% from $2.4 million to $3.6 million and adjusted EBITDA increased from approximately break-even to approximately $250,000 compared to the same period last year,” said Joseph Sardano, President and CEO of Sensus Healthcare. “During the second quarter, we successfully completed our journey of becoming a public company by raising net proceeds of $10.4 million after fees and expenses. One of the major goals for raising additional capital was to bolster our marketing efforts and to increase the size of our sales team in order to raise awareness for our devices. We are also pleased to announce that we almost doubled the size of our Dermatology sales team to 10 professionals during the second quarter, while adding one sales rep to our Oncology team. We intend to continue hiring at similar levels through the end of the year.”

Q2 2016 Financial Highlights

Revenues for Q2 2016 increased 49% to $3.57 million, compared to $2.40 million for Q2 2015.

Gross Margin for Q2 2016 was 65.0%, compared to 64.6% for Q2 2015.

Selling and Marketing Expenses for Q2 2016 were $1.18 million, compared to $0.93 million in Q2 2015.

General and Administrative Expenses for Q2 2016 were $1.10 million, compared to $0.37 million in Q2 2015. The increase in Q2 2016 included $0.50 million in stock compensation expense, of which $0.47 million was a one-time expense related to a grant that vested with the completion of the IPO.

Research and Development Expenses for Q2 2016 were $0.41 million, compared to $0.33 million in Q2 2015.

GAAP Net Loss Attributable to Common Stockholders for Q2 2016 was ($0.35) million, or ($0.03) per share, compared to a net loss attributable to common stockholders of ($0.22) million, or ($0.02) per share for Q2 2015. The net loss attributable to common stockholders in Q2 2015 included a non-cash accounting charge of approximately $0.13 million for a preferential distribution attributable to preferred shareholders prior to the IPO.

Adjusted EBITDA for Q2 2016 was $0.25 million, compared to $0.01 million for Q2 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and this non-GAAP financial measure and the specific reasons why we provide these non-GAAP financial measures.

Cash and Cash Equivalents were $15.8 million as of June 30, 2016, which included $10.4 million in net proceeds from the IPO.

Net Cash provided by operating activities was $0.3 million for the three months ended June 30, 2016.

Six Month 2016 Financial Highlights

Revenues for the six months ended June 30, 2016 increased 53% to $6.61 million, compared to $4.33 million for same period in 2015.

Gross Margin for the six months ended June 30, 2016 was 64.4%, compared to a gross margin of 63.7% for the same period in 2015.

Selling and Marketing Expenses for the six months ended June 30, 2016 were $2.13 million, compared to $1.85 million for the same period in 2015.

General and Administrative Expenses for six months ended June 30, 2016 were $1.76 million, compared to $0.70 million for the same period in 2015. The increase in 2016 included $0.50 million in stock compensation expense.

Research and Development Expenses for the six months ended June 30, 2016 were $0.71 million, compared to $0.77 million for the same period in 2015.

GAAP Net Loss Attributable to Common Stockholders for the six months ended June 30, 2016 was ($0.35) million, or ($0.03) per share, compared to a net loss attributable to common stockholders of ($0.83) million, or ($0.08) per share for the same period in 2015. The net loss attributable to common stockholders for the six months ended June 30, 2015 included a non-cash accounting charge of approximately $0.26 million for a preferential distribution attributable to preferred shareholders prior to the IPO.

Adjusted EBITDA for the six months ended June 30, 2016 was $0.46 million, compared to adjusted EBITDA of ($0.39) million for the same period in 2015. Adjusted EBITDA is defined as earnings before depreciation and amortization, taxes, interest expense, stock compensation expense and litigation settlement expense. Please see below for a reconciliation between GAAP and this non-GAAP financial measure and the specific reasons why we provide these non-GAAP financial measures.

“While radiation technology has existed for decades, we are thrilled by the initial acceptance and interest in our advanced Superficial Radiation Therapy (SRT) devices. Our proprietary SRT-100™ and SRT-100 Vision™ offer a compelling value proposition to medical professionals and patients and allow Sensus Healthcare to target large, underserved segments of the market. Currently, we’re addressing two of the largest and fastest growing segments of the market, non-melanoma skin cancer and keloids, but at the same time we’re actively researching and investing in other high-growth market opportunities,” concluded Mr. Sardano.

Conference Call and Webcast Information

Sensus Healthcare’s second quarter 2016 conference call and webcast will be held at 4:30 pm Eastern Time on Thursday, August 4, 2016 and will feature remarks by Joseph Sardano, President and CEO, and Arthur Levine, CFO.

The dial-in numbers for the conference call are 1-877-870-4263 (Toll Free) and 1-412-317-0790 (International). Ask the operator to join you into the Sensus Healthcare call.

A live webcast of the conference call will be available online which can be accessed through the Investor Relations section of Sensus Healthcare’s website, http://investors.sensushealthcare.com/events-and-presentations.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will remain available on http://investors.sensushealthcare.com/events-and-presentations for 30 days following the call.

About Sensus

Sensus Healthcare, Inc. is a medical device company that is committed to enabling non-invasive and cost-effective treatment of non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy x-ray radiation technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development activities. Sensus has successfully incorporated the SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, the SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Sensus Healthcare’s management uses adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of adjusted EBITDA, which excludes the impact of interest expense, income and other taxes, depreciation, amortization, stock compensation expense, and litigation settlement expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to adjusted EBITDA is provided in the schedule below.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; any product liability claims; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission (including the prospectus filed by Sensus healthcare on June 3, 2016).

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our Registration Statement to better understand the risks and uncertainties inherent in our business.

For more information, please contact:

Investor Relations:

Jeffrey Goldberger / Allison Soss

KCSA Strategic Communications

Phone: 212-896-1249 / 212-896-1267

Email: jgoldberger@kcsa.com / asoss@kcsa.com

CONDENSED BALANCE SHEETS

	As of December 31,	As of June 30,
	2015	2016
	(audited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,065,068	$15,755,549
Accounts receivable, net	2,071,572	2,540,814
Inventories	998,861	1,038,775
Deferred offering costs and other prepaids	432,787	38,164
Total Current Assets	8,568,288	19,373,302
Property and Equipment, Net	320,699	512,395
Patent Rights, Net	722,895	674,702
Deposits	24,272	24,272
Total Assets	$9,636,154	$20,584,671
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$2,307,465	$2,040,935
Dividend payable		2,552,701
Product warranties	48,363	87,813
Revolving credit facility	422,702	-
Deferred revenue, current portion	890,234	843,856
Total Current Liabilities	3,668,764	5,525,305
Deferred Revenue, Net of Current Portion	45,786	11,993
Total Liabilities	3,714,550	5,537,298
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized at March 31, 2016	—	—
Common stock, $0.01 par value – 50,000,000 authorized and 10,367,883 and 13,523,032 issued and outstanding at December 31, 2015 and June 30, 2016, respectively.	103,678	135,230
Additional paid-in capital	13,263,735	22,707,170
Accumulated deficit	(7,445,809)	(7,795,027)
Total Stockholders’ Equity	5,921,604	15,047,373
Total Liabilities and Stockholders’ Equity	$9,636,154	$20,584,671

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2016	2015	2016
	(unaudited)		(unaudited)
Revenues	$2,395,384	$3,570,943	$4,325,033	$6,606,147
Cost of Sales	847,645	1,250,776	1,571,824	2,353,146
Gross Profit	1,547,739	2,320,167	2,753,209	4,253,001
Operating Expenses
Selling and marketing	931,896	1,184,489	1,848,245	2,128,612
General and administrative	369,430	1,070,825	699,176	1,756,545
Research and development	334,124	413,626	773,927	707,030
Total Operating Expenses	1,635,450	2,668,940	3,321,347	4,592,187
Loss From Operations	(87,711)	(348,773)	(568,138)	(339,186)
Other Income (Expense)
Interest expense	(1,472)	(6,227)	(6,592)	(15,853)
Interest income	434	3,065	721	5,820
Other Expense, net	(1,038)	(3,162)	(5,871)	(10,032)
Loss Before Income Taxes	(88,749)	(351,935)	(574,009)	(349,218)
Provision for income taxes	-	(636)	-	-
Net Loss	$(88,749)	$(351,299)	$(574,009)	$(349,218)
Preferential distribution	(128,333)	-	(256,666)	-
Net Loss Attributable to Common Stockholders	$(217,082)	$(351,299)	$(830,675)	$(349,218)
Net Loss Attributable to Common Stockholders per share – basic and diluted	$(0.02)	$(0.03)	$(0.08)	$(0.03)
Weighted average number of shares used in computing net loss per share – basic and diluted	9,880,028	11,196,173	9,880,028	10,182,028

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2016	2015	2016
	(unaudited)		(unaudited)
Net Loss, as reported	(88,749)	(351,299)	(574,009)	(349,218)
Add:
Depreciation and amortization	95,039	84,143	167,836	168,937
Income and other taxes	5,044	10,812	6,184	15,657
Interest, net	1,038	3,162	5,871	10,032
Stock compensation expense	1,619	500,720	3,239	502,339
Settlement of litigation				112,500
Adjusted EBITDA, non GAAP	13,991	247,538	(390,879)	460,247